UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

Ameritek Ventures

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-54739	82-2380777
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1980 Festival Plaza Drive, Suite 530, Las Vegas, NV 89135

(Address of principal executive offices)

877-571-1776

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kenneth P. Mayeaux

Effective March 12, 2018, the Board appointed Kenneth P. Mayeaux as a director of the Company. Mr. Mayeaux also serves as the Company’s Vice-President of Operations, Secretary and Treasurer.

Kenneth P. Mayeaux, age 68, holds a Bachelor of Science in Analytical Management from the U.S. Naval Academy at Annapolis, MD and served as a U.S. Naval Officer in engineering, operations and logistics positions for over six years.  Following his naval service, Mr. Mayeaux completed advanced business training at Louisiana State University and attended various Sales and Consulting training courses throughout his career.

Educational background and professional experience have culminated in Mr. Mayeaux, a results-oriented business executive, who brings over 25 years of highly successful multi-manufacturing plant operations, project management, financial management, and consulting experience in privately held building materials and chemical manufacturing, foreign owned, and Fortune 100 companies to Ameritek Ventures.

In his capacity as the VP of Operations for Ameritek Ventures, Mr. Mayeaux brings his extensive plant operations, financial expertise, and management expertise to the company management team.  Further, Mr. Mayeaux brings his specialized skills in the areas of project oversight, supply chain management, plant manufacturing operations, plant financial operations, compliance and legal oversight, to facilitate the planned, strategic, and rapid expansion of Ameritek Ventures in the global, optical fiber marketplace.

Appointment of Jamie Mayeaux

Effective March 12, 2018, the Board appointed Jamie Mayeaux as a director of the Company. Mrs. Mayeaux also serves as the Company’s Controller.

Jamie Mayeaux, age 59, holds a Bachelor of Arts from the University of South Florida in accounting and finance. Throughout her business career, Jamie has owned and managed several successful privately held businesses, including real estate brokerages, an equipment leasing company, a multi-specialty health clinic and a financial consulting business. Jamie is adept at identifying and structuring complex domestic and international financial transactions and sourcing and creating investment opportunities using her extensive financial resources.

Jamie has come to Ameritek Ventures as its Controller, utilizing her financial and management abilities to oversee all administrative functions of the Company. She has the ability to develop intricate financial forecasts, evaluate new opportunities, prioritize company expenditures and develop solid relationships with vendors and external financial service providers. She is adept in keeping management abreast of the financial health of the company and keeping all regulatory reporting current.

 SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERITEK VENTURES

Date: March 22, 2018	By: /s/ CLINTON L. STOKES III
Clinton L. Stokes III
President, Chief Executive Officer, Secretary and Chairman of the Board